Exhibit 99.1

      Serena Software Reports First Quarter Fiscal 2006 Results;
                          GAAP EPS of $0.17;
             Non-GAAP EPS of $0.32 up 52% year over year

    SAN MATEO, Calif.--(BUSINESS WIRE)--May 19, 2005--Serena Software (NASDAQ: SRNA), the largest company solely focused on managing change in the IT environment, announced today results for the first quarter ending April 30, 2005.
    Total revenue computed in accordance with generally accepted accounting principles ("GAAP") of $61.3 million in the first quarter of fiscal 2006 represented an 82% increase over the first quarter of fiscal 2005. Total revenue on a non-GAAP basis for the first quarter was $62.8 million. Non-GAAP revenue differs from GAAP revenue because it includes a $1.5 million add-back of maintenance revenue written down in the Merant acquisition purchase accounting. Software license revenue was $22.2 million for the first quarter of fiscal 2006, up 40% over the same quarter a year ago. On a GAAP basis, maintenance revenue increased to $33.0 million for the first quarter, up 123% year over year and service revenues were $6.1 million. License revenue for the first quarter from software change management was 88% of total license revenue, with 68% of total license revenue coming from distributed systems platforms.
    Net income and net income per diluted share computed in accordance with GAAP for the first quarter of fiscal 2006 increased to $8.1 million and $0.17 from a net loss of $(4.3) million and $(0.11) in the same quarter a year ago.
    Non-GAAP net income and net income per diluted share for the first quarter of fiscal 2006 increased 63% and 52%, respectively, to $17.0 million and $0.32 from $10.4 million and $0.21 in the first quarter of fiscal 2005.
    Diluted earnings per share was calculated taking into consideration the issuance of EITF 04-08, "Effect of Contingently Convertible Debt on Diluted Earnings per Share." Net income was increased for the tax effected debt related costs on an "as converted" basis by $0.7 million for the quarter ended April 30, 2005. Fully diluted shares were 52.8 million shares for the first quarter of fiscal 2006. In the first quarter this change reduced GAAP and non-GAAP diluted earnings per share by $0.02 and $0.06, respectively. Previously reported net income and diluted earnings per share have not been restated based on the effect of EITF 04-08 because its effect would have been anti-dilutive.
    Non-GAAP net income and net income per share exclude amortization of intangible assets and charges relating to the purchase accounting adjustments for the acquisition of Merant, including stock-based compensation, the revenue impact of the deferred maintenance write-down to fair value, amortization of acquired technology and other intangible assets, restructuring, acquisition and other charges, and acquired in-process research and development. A reconciliation of non-GAAP to GAAP financial results is included in this press release.
    Total cash and equivalents, restricted cash and investments as of April 30, 2005 was $173 million and cash flow from operations for the first quarter was approximately $17 million. Current deferred revenue increased 11% sequentially to $70.3 million and total deferred revenue increased 10% sequentially to $83.6 million. Days sales outstanding on a GAAP basis were 69 days and 68 days on a non-GAAP basis. The Company repurchased 1.5 million shares of its common stock in the open market during the first quarter of fiscal 2006 for an aggregate price of $34.4 million. Additionally, the Company's board of directors authorized the future repurchase of up to 1.5 million shares.
    "We continue to execute well in what was a more challenging IT spending environment in the first quarter than we anticipated", said Mark Woodward, President and CEO. "I am pleased that we are able to exceed earnings expectations by expanding targeted operating margins through improved productivity. I believe we remain well positioned as a market leader and will continue to focus on both revenue growth and margin expansion going forward."
    The Company also announced its financial outlook for the second quarter of fiscal 2006. Second quarter total revenues on a GAAP basis are expected to be in the range of $64 million to $66 million and non-GAAP net income per fully diluted share is expected to be between $0.32 and $0.33. GAAP net income per fully diluted share is expected to be between $0.19 and $0.20. Diluted earnings per share was calculated taking into consideration the issuance of EITF 04-08, "Effect of Contingently Convertible Debt on Diluted Earnings per Share."

    First Quarter Highlights

    -- Announced that Serena supports SAFE for the mainframe with new TeamTrack for ChangeMan release. The latest version provides companies with a common process foundation for mainframe software changes to improve productivity and collaboration.

    -- Appointed Matthew DiMaria as Vice President of Marketing. Mr. DiMaria's broad experience as a marketing and business development strategist will be invaluable in driving Serena's marketing strategy to further Serena's strategic approach for managing change across IT.

    -- Filed Form 10-K with full Sarbanes-Oxley Section 404 certification on April 8, 2006. In the filing, the Company's auditors affirmed management's assessment that internal controls over financial reporting were effective and affirmed that, in all material respects, the company maintained effective internal control over financial reporting as of January 31, 2005.

    -- Announced that Serena dominates ratings in new industry report on configuration management solutions from analyst firm Ovum.

    -- Announced that Serena streamlines web content management by integrating Macromedia Contribute 3.1 with Serena Collage to provide customers with a powerful way to manage and update website content.

    GAAP to non-GAAP Reconciliation

    Serena management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services operations and certain costs of these operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. Such measures include non-GAAP revenue, non-GAAP net income and non-GAAP net income per share. Collectively, we refer to these non-GAAP financial measures as "non-GAAP measures." We have outlined below the type and scope of the amounts excluded in calculating these non-GAAP measures and the limitations on the use of these non-GAAP measures as a result of these exclusions. These non-GAAP measures are not an alternative to revenue or net income as calculated in accordance with GAAP. Investors and potential investors in our securities should not rely on the use of these non-GAAP measures as a substitute for any GAAP financial measure. In addition, our calculation of these non-GAAP measures may or may not be consistent with that of other companies. We strongly urge investors and potential investors to review the reconciliations to the comparable GAAP financial measures that are included below and not to rely on any single financial measure to evaluate our business.
    Serena views non-GAAP revenue, non-GAAP net income and non-GAAP earnings per share as operating performance measures, and as such it believes that the GAAP financial measures most directly comparable to them are revenue, net income and net income per share, respectively. Non-GAAP net income and net income per share differ from comparable GAAP measures in that they exclude the amortization of intangible assets and charges relating to the purchase accounting adjustments for the acquisition of Merant, including the revenue impact of the deferred maintenance write-down to fair value, amortization of acquired technology and intangible assets, stock based compensation, restructuring, acquisition and other charges. Non-GAAP revenue differs from GAAP revenue in that it adds back maintenance revenue written down in the Merant acquisition pursuant to purchase accounting.
    Management believes it is useful in measuring Serena's operations to exclude amortization of intangible assets and charges relating to the purchase accounting adjustments for the acquisition of Merant because these costs are primarily fixed at the time of the acquisition and generally cannot be changed by management in the short term, or represent significant costs not related to current operations. Non-GAAP revenue and non-GAAP net income are helpful in more clearly reflecting the sales of Serena's products and services, as well as highlighting trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures, because these non-GAAP measures eliminate from revenue and net income financial items that have less bearing on Serena's operating performance. The Merant acquisition was a particularly large acquisition in Serena's history, and management believes the impact of charges relating to the acquisition can make it more difficult to evaluate the trends of Serena's underlying business, including the performance of its products, maintenance and services operations. Serena believes it is useful to investors to see how management separates initial transaction costs from its view of Serena's current and future continuing operations. Management also believes that these non GAAP measures facilitate comparison of the current operating performance of the combined Serena and Merant operations to the past performance of Serena and Merant as separate companies, as it permits the comparison of operating results of the separate companies, viewed together, to Serena's current operating results without the impact of charges relating to the acquisition process rather than the underlying operations of the two companies.
    Serena's management uses these non-GAAP measures as supplemental financial measures to evaluate the performance of Serena's business that, viewed with Serena's GAAP results and the accompanying reconciliations, it believes provide a more complete understanding of factors and trends affecting its business than GAAP results alone. Serena uses these measures to make forecasting, budgeting and operating decisions such as establishment of operating targets, budgets and bonus compensation.
    Serena communicates these non-GAAP measures to the public through its earnings releases because we understand that they are financial measures commonly used by analysts that cover our industry and our investor base to evaluate our performance. For example, based on communications with analysts and investors, Serena understands that some analysts and investors may value companies based on a measure of discounted future cash flows and that Serena's non-GAAP financial measures can be useful to such analysts in performing such valuations. Management believes that presenting these non-GAAP measures provides investors and analysts with an additional base line for assessing the future earnings potential of Serena. Serena prefers to allow investors to have these supplemental measures since, with reconciliation to GAAP, they may provide additional insight into its financial results.
    Non-GAAP measures should not be considered a substitute for measures of financial performance prepared in accordance with GAAP. Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, amortization of acquired technology and intangible assets are important to consider because they may represent initial expenditures that under GAAP are reported across future fiscal periods. Stock based compensation and restructuring and acquisition related charges are important because they may represent obligations of Serena that should be considered. All of these metrics are important to financial performance generally. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.
    Though Serena management finds its non-GAAP measures useful in evaluating the performance of its business, its reliance on these measures is limited because items excluded from such measures often have a material effect on its revenue, net income and net income per share calculated in accordance with GAAP. Management compensates for the above-described limitations of using a non-GAAP measure by using these non-GAAP measures to supplement Serena's GAAP results to provide a more complete understanding of the factors and trends affecting our business.

    Commentary Available

    A conference call to discuss the preliminary results is scheduled for 2:00 PM Pacific time today and may be accessed live via the Internet at www.companyboardroom.com or www.serena.com/Q106results. A replay of the call will be available through June 2, 2005 by dialing 800-340-2806 or 303-745-7501.

    About Serena Software, Inc.

    Serena Software (NASDAQ: SRNA) is the largest company solely focused on managing change in the IT environment. Serena's products and services automate process and control change for teams managing development, web content, and IT infrastructure. Based on 25 years of innovation in process and configuration management, Serena's SAFE(TM) solutions enable customers at more than 15,000 sites worldwide, including 98 of the Fortune 100, to improve IT governance, mitigate risks, support regulatory compliance, and boost productivity and quality. Serena is headquartered in San Mateo, California, with offices throughout the U.S., Europe, and Asia Pacific. For more information, please visit www.serena.com.
    This press release contains "forward-looking statements" under the Private Securities Reform Act of 1995. There can be no assurance that future results will be achieved, and actual results could differ materially from forecasts and estimates. Factors that could cause or contribute to such differences include, but are not limited to, the percentage of license revenue typically closed at the end of each quarter making estimation of operating results prior to the end of the quarter extremely uncertain; weak economic conditions worldwide which may continue to affect the overall demand for software and services, which has resulted in and could continue to result in decreased revenues or lower revenue growth rates; our ability to successfully integrate our acquisition of Merant plc.; changes in revenue mix and seasonality; dependence on revenues from our installed base; the expansion of our international organizations; continued demand for additional mainframe MIPS capacity; our ability to complete the assessment of internal controls over financial reporting as of January 31, 2006, as required by Section 404 of the Sarbanes-Oxley Act, which may impact market perception of the reliability of our internal controls over financial reporting and thus adversely affect the market price of our common stock; and our ability to manage our growth. Information about potential factors that could affect the Company's financial results is included in the Company's Form 10K filed on April 8, 2005. Serena assumes no obligation to update the forward-looking information contained in this press release.

    Trademarks

    Serena, TeamTrack, ChangeMan, Comparex and StarTool are registered trademarks of SERENA Software Inc. SAFE is a trademark of SERENA Software Inc. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

    (C) 2005 Serena Software, Inc. All Rights Reserved.




                        SERENA Software, Inc.
           Condensed Consolidated Statements of Operations
                (In thousands, except per share data)
                           (Unaudited GAAP)

                                                     Three Months
                                                         Ended
                                                        April 30,
                                                   ------------------
                                                     2005      2004
                                                   --------  --------
Revenue:
  Software licenses                                $ 22,178  $ 15,839
  Maintenance                                        32,996    14,765
  Professional services                               6,135     3,137
                                                   --------  --------
    Total revenue                                    61,309    33,741
                                                   --------  --------
Cost of revenue:
  Software licenses                                     603       326
  Maintenance                                         3,419     1,563
  Professional services                               5,846     2,789
  Amortization of acquired technology                 4,167     2,045
  Stock-based compensation                               14         1
                                                   --------  --------
    Total cost of revenue                            14,049     6,724
                                                   --------  --------
    Gross profit                                     47,260    27,017
                                                   --------  --------
Operating expenses:
  Sales and marketing                                17,778     9,357
  Research and development                            8,856     4,949
  General and administrative                          4,630     2,048
  Stock-based compensation                              215        17
  Amortization of intangible assets                   2,814       950
  Acquired in-process research and development            -    10,400
  Restructuring, acquisition and other charges            -       210
                                                   --------  --------
    Total operating expenses                         34,293    27,931
                                                   --------  --------
Operating income (loss)                              12,967      (914)
Interest Income                                       1,112     1,315
Interest Expense                                       (825)     (825)
Amortization of debt issuance costs                    (335)     (461)
                                                   --------  --------
  Income (loss) before income taxes                  12,919      (885)
Income taxes                                          4,780     3,390
                                                   --------  --------
  Net income (loss)                                $  8,139  $ (4,275)
                                                   ========  ========
Net income (loss) per share:
  Basic                                            $   0.20  $  (0.11)
                                                   ========  ========
  Diluted                                          $   0.17  $  (0.11)
                                                   ========  ========
Weighted average shares used in per share
 calculations:
  Basic                                              41,725    38,871
                                                   ========  ========
  Diluted                                            52,789    38,871
                                                   ========  ========

Net income (loss)                                  $  8,139  $ (4,275)
After tax adjustment of convertible related
 expenses                                               697       N/A
                                                   --------  --------
Adjusted net income (loss) for diluted net
  income (loss) per share calculation              $  8,836  $ (4,275)
                                                   ========  ========





                         SERENA Software, Inc.
                 Condensed Consolidated Balance Sheets
                            (In thousands)
                           (Unaudited GAAP)

                                                   April 30, Jan. 31,
                                                     2005      2005
                                                   --------  --------
                          Assets
Current assets
  Cash and cash equivalents                        $ 93,284  $133,330
  Restricted cash                                     3,300     3,300
  Short-term investments                             31,849    16,778
  Accounts receivable, net                           47,135    40,988
  Deferred taxes                                     12,267    12,267
  Prepaid expenses and other current assets           5,307     4,964
                                                   --------  --------
    Total current assets                            193,142   211,627

Long-term investments                                41,837    39,095
Restricted cash, non-current                          3,189     3,157
Property and equipment, net                           5,711     5,722
Goodwill, net                                       321,435   323,671
Other intangible assets, net                        107,823   107,790
Other assets                                          3,723     4,057
                                                   --------  --------
    Total assets                                   $676,860  $695,119
                                                   ========  ========
      Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                 $    934  $  3,415
  Income taxes payable                               27,741    27,667
  Accrued expenses                                   22,485    26,103
  Accrued interest on subordinated notes              1,238       413
  Deferred revenue                                   70,309    63,152
                                                   --------  --------
    Total current liabilities                       122,707   120,750
Deferred revenue, net of current portion             13,329    13,110
Long-term liabilities                                 2,508     2,660
Deferred taxes                                       41,185    40,983
Subordinated notes                                  220,000   220,000
                                                   --------  --------
    Total liabilities                               399,729   397,503
Stockholders' equity:
    Total stockholders' equity                      277,131   297,616
                                                   --------  --------
    Total liabilities and stockholders' equity     $676,860  $695,119
                                                   ========  ========






The following table reconciles the GAAP financial measures to
Non-GAAP:
                                                      Three months
                                                         ended
                                                        April 30,
                                                   ------------------
                                                     2005      2004
                                                   --------  --------
Reconciliation of GAAP Financial Measures to Non-
 GAAP

GAAP net income (loss)                             $  8,139  $ (4,275)
  Amortization of acquired technology,
   intangible assets and stock based compensation     7,210     3,013
  Acquired in-process research and development           --    10,400
  Revenue impact of deferred maintenance
   write-down, net of tax                               950       403
  Restructuring, acquisition and other charges,
   net of tax                                            --       134
                                                   --------  --------
Non-GAAP net income                                  16,299     9,675
  After tax adjustment of convertible related
   expenses                                             697       770
                                                   --------  --------
Non-GAAP net income for purposes of computing
 fully diluted EPS                                 $ 16,996  $ 10,445
                                                   ========  ========
Fully diluted shares outstanding                     52,789    49,617
                                                   ========  ========
Non-GAAP net income per fully diluted share        $   0.32  $   0.21
                                                   ========  ========

    CONTACT: SERENA Software, Inc.
             Robert I. Pender, Jr., 650-522-6604